Exhibit 10.1

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (“Agreement”) is effective as of January 1, 2026 (the “Effective Date”) by and between Neuphoria Therapeutics, Inc., a Delaware corporation (the “Company”), and Spyridon “Spyros” Papapetropoulos (“Independent Contractor”).

In consideration of the foregoing promises and the mutual covenants contained herein, the parties agree as follows:

1. Background and Disclosures.

A. Former Employment; Severance. Independent Contractor previously served as the Company’s Chief Executive Officer pursuant to an employment agreement dated January 15, 2023 (the “Prior Employment Agreement”). The Company terminated Independent Contractor’s employment without Cause effective on December 31, 2025, and Independent Contractor is receiving severance and other post-termination benefits pursuant to the Prior Employment Agreement. The parties acknowledge that the Services provided under this Agreement are separate from and independent of Independent Contractor’s prior employment and severance arrangements.

B. No Reinstatement of Employment. Nothing in this Agreement shall be deemed to reinstate Independent Contractor as an employee, officer, or executive of the Company for any purpose.

C. Material Reduction in Services Provided. The Company and Independent Contractor agree that: (i) Independent Contractor shall not perform Services in excess of twenty percent (20%) of the services previously performed as a full-time Chief Executive Officer; (ii) Independent Contractor’s Services are expected not to exceed approximately 40 hours per month; and (iii) such reduction constitutes a material reduction in services for purposes of applicable tax and securities law considerations.

D. Continuing Obligations under Prior Employment Agreement.

(i) Survival and Incorporation. All post-termination obligations of Independent Contractor under the Prior Employment Agreement, including the Proprietary Information and Inventions Agreement executed in conjunction with the Prior Employment Agreement, and including without limitation provisions relating to confidentiality, non-disclosure, protection of trade secrets, intellectual property, non-disparagement, cooperation, and return of Company property, shall continue in full force and effect and are hereby incorporated by reference.

(ii) No Modification. Nothing in this Agreement shall be deemed to amend, waive, or limit any such obligations pursuant to the Prior Employment Agreement.

2. Scope of Services. This Agreement will apply to Independent Contractor’s service relationship with the Company. During the term of this Agreement, Independent Contractor will provide consulting services to the Company in the role of interim and fractional Chief Executive Officer, including corporate management duties and advising the Company and its Board of Directors (the “Board”) in connection with a potential strategic transaction, including strategic planning, transaction execution support, and related advisory services (the “Services”).

3. Fees. As consideration for the Services provided by Independent Contractor and other obligations, the Company shall pay to Independent Contractor the amount of $800 per hour of Services performed during the term of this Agreement. Independent Contractor shall submit monthly invoices detailing hours worked and Services performed. The Company shall pay all undisputed amounts within 30 days of receipt of said invoice.

4. Term and Termination. The term of this Agreement shall commence on the Effective Date and shall continue until the earliest of: (A) the date that is 12 months following the Effective Date; or (B) the consummation or closing of a strategic transaction involving the Company (the “Term”). This Agreement shall automatically terminate upon expiration of the Term, without notice or further action. Either party may terminate this Agreement at any time upon 30 days written notice to the other party. Termination of this Agreement shall not affect Independent Contractor’s rights or obligations under the Prior Employment Agreement. Sections 6 through 14 of this Agreement shall survive termination or expiration of this Agreement in accordance with their terms.

5. Expenses. Company shall reimburse Independent Contractor for reasonable and necessary out-of-pocket expenses incurred in furtherance of the Services, subject to the following conditions:

A. Expenses up to Five Hundred Dollars ($500) per individual expense may be incurred without prior approval, provided that such expenses are supported by itemized receipts and submitted to Company in accordance with its reasonable expense reporting procedures.

B. Expenses exceeding Five Hundred Dollars ($500) per individual expense shall require prior written approval of the Company’s Board of Directors (the “Board”) (or its authorized delegate) and must be supported by itemized receipts to be eligible for reimbursement. Such approval by the Board shall be provided in a timely manner as to not interfere with Independent Contractor’s performance of Services.

C. Company shall not be obligated to reimburse any expenses that do not comply with this Section 5.

6. Confidentiality.

A. Definition of Company Confidential Information. “Company Confidential Information” means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both (i) information created by others that Independent Contractor learns or that becomes available to Independent Contractor through the Company or its agents; and (ii) information Independent Contractor creates that the Company owns pursuant to Section 8 below. By way of example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which Independent Contractor called or with which Independent Contractor may become acquainted during the term of Independent Contractor’s relationship with the Company), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information does not include general knowledge, skill, and experience Independent Contractor has acquired during or in connection with the Services. In addition, Company Confidential Information shall not include any such information which Independent Contractor can establish (x) was publicly known or made generally available prior to the time of disclosure by the Company; (y) becomes publicly known or made generally available after disclosure by the Company to Independent Contractor through no wrongful action or omission by Independent Contractor; or (z) is in Independent Contractor’s rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by Independent Contractor’s then- contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

B. Non-Use and Nondisclosure. During and for the five-year period after the Independent Contractor’s relationship with the Company terminates for any reason, Independent Contractor will hold in the strictest confidence and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information. Independent Contractor will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company during Independent Contractor’s engagement with the Company, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the Board. Prior to disclosure, when compelled by applicable law, Independent Contractor shall provide prior written notice to the Board. Independent Contractor agrees that Independent Contractor obtains no title to any Company Confidential Information, and that the Company retains all Company Confidential Information as the sole property of the Company. Independent Contractor understands that Independent Contractor unauthorized use or disclosure of Company Confidential Information during Independent Contractor’s relationship with the Company may lead to disciplinary action, up to and including, immediate termination and legal action by the Company. Independent Contractor understands that Independent Contractor’s obligations under this section shall continue after termination of Independent Contractor’s relationship with the Company ,for the time period as outlined in this Section B, and also that nothing in this Agreement prevents Independent Contractor from engaging in protected conduct under applicable law.

C. Former Employer or Client Confidential Information. Independent Contractor agrees that during Independent Contractor’s relationship with the Company, Independent Contractor will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer, client, or other person or entity with which Independent Contractor has an obligation to keep such proprietary information or trade secrets in confidence. Independent Contractor further agrees that Independent Contractor will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to, in writing, by such third party and the Company.

D. Third Party Information. Independent Contractor recognizes that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third-Party Confidential Information”), and Independent Contractor agrees to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third-Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. Independent Contractor agrees at all times during Independent Contractor’s relationship with the Company and thereafter, that Independent Contractor owes the Company and its Associated Third Parties a duty to hold all such Associated Third-Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out Independent Contractor’s Services to be provided pursuant to this Agreement consistent with the Company’s agreement with such Associated Third Parties. Independent Contractor further agrees to comply with any and all Company policies and guidelines adopted from time to time regarding Associated Third Parties and Associated Third-Party Confidential Information. Independent Contractor understands that Independent Contractor’s unauthorized use or disclosure of Associated Third-Party Confidential Information or violation of any Company policies during Independent Contractor’s relationship with the Company may lead to disciplinary action, up to and including, immediate termination of this Agreement and legal action by the Company.

E. Trade Secrets Laws. Independent Contractor acknowledges that the protection of Confidential Information and the Company’s trade secrets are governed by the Mauritian Industrial Property Act of 2019, the U.S. Defend Trade Secrets Act of 2016, and any other applicable law, and agrees to comply with all relevant provisions of these laws (“Trade Secrets Laws”). Notwithstanding the statements in this Section 6, the Trade Secret Laws provide that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (iii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the Trade Secret Laws provide that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (y) files any document containing the trade secret under seal; and (z) does not disclose the trade secret, except pursuant to court order.

7. Ownership.

A. Assignment of Inventions. Independent Contractor agrees that all right, title, and interest in and to any and all copyrightable material, software (including its coding), notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Independent Contractor, solely or in collaboration with others, during the period of time of Independent Contractor’s relationship with the Company, or with the use of the Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing and that are within the scope of Services to be provided pursuant to this Agreement (collectively, “Inventions”), are the sole property of the Company. Independent Contractor also agrees to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all Independent Contractor’s right, title, and interest in and to Inventions. Independent Contractor agrees that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. Independent Contractor further acknowledges that all original works of authorship made by Independent Contractor (solely or jointly with others) within the scope of Services to be provided pursuant to this Agreement and during the period of Independent Contractor’s relationship with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Independent Contractor understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to Independent Contractor as a result of the Company’s efforts to commercialize or market any such Inventions. Independent Contractor understands that any and all Inventions that Independent Contractor may work on with personnel of the Company’s parent or other affiliates (if any) that are within the scope of Services to be provided pursuant to this Agreement constitute joint research between the Company and its parent or other affiliates, as applicable, for the purposes of 35 U.S.C. section 102(c).

B. Pre-Existing Materials. Independent Contractor will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by Independent Contractor or in which Independent Contractor has an interest prior to, or separate from, Independent Contractor’s relationship with the Company (“Prior Inventions”) into any Invention or otherwise utilizing any Prior Invention in the course of Independent Contractor’s relationship with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto. Independent Contractor will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. Independent Contractor has attached hereto, as Exhibit A, a list describing all Prior Inventions that relate to the Company’s current or anticipated business, products, or research and development or, if no such list is attached, Independent Contractor represents and warrants that there are no such Prior Inventions. Furthermore, Independent Contractor represents and warrants that if any Prior Inventions are included on Exhibit A, they will not materially affect Independent Contractor ability to perform all obligations under this Agreement.

C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Independent Contractor hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D. Maintenance of Records. Independent Contractor agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Independent Contractor (solely or jointly with others) during the term of Independent Contractor’s relationship with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format specified by the Company. As between the Company and Independent Contractor, the records are and will be available to and remain the sole property of the Company at all times.

E. Further Assurances. Independent Contractor agrees to reasonably assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries (including Nigeria), including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. Independent Contractor further agrees that Independent Contractor’s obligations under this section shall continue after the termination of the relationship with the Company.

F. Attorney-in-Fact. Independent Contractor agrees that, if the Company is unable because of Independent Contractor’s unavailability, mental or physical incapacity, or for any other reason to secure Independent Contractor signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 7.A, then Independent Contractor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Independent Contractor’s agent and attorney-in-fact, to act for and on Independent Contractor behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest and shall be irrevocable.

8. Conflict Obligations.

A. Each party represents and warrants that it has no agreements, relationships, or commitments with any third party that would materially conflict with this Agreement or its respective obligations hereunder. Each party further represents that its performance under this Agreement will not violate any applicable law or any lawful contractual obligation owed to a third party.

B. Each party agrees to comply with the terms of any confidentiality agreement or similar agreement with a third party to which it is bound, to the extent such compliance is lawful and does not require the use or disclosure of the other party’s confidential or proprietary information.

C. To the extent permitted by law, each party (the “Indemnifying Party”) shall indemnify, defend, and hold harmless the other party and its respective directors, officers, employees, agents, affiliates, successors, and assigns (the “Indemnified Party”) from and against any third-party claims, demands, actions, verdicts, judgments, settlements, losses, damages, liabilities, and reasonable attorneys’ fees and costs, to the extent arising out of or resulting from (i) the Indemnifying Party’s breach of its representations, warranties, or obligations under this Agreement, or (ii) the Indemnifying Party’s breach of any agreement or obligation owed to a third party that results in a claim against the Indemnified Party.

D. Notwithstanding the foregoing, neither party shall be required to indemnify the other to the extent a claim arises from the Indemnified Party’s own negligence, willful misconduct, or material breach of this Agreement, or to the extent such indemnification is prohibited by applicable law.

9. Return of Company Materials.

A. Definition of Electronic Media Equipment and Electronic Media Systems. “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, mobile devices (including, but not limited to, smart phones, tablets, and e-readers), telephone equipment, and other electronic media devices. “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, applications for computers or mobile devices, and web-based services (including cloud-based information storage accounts).

B. Return of Company Property. Independent Contractor understands that anything that Independent Contractor creates or worked on for the Company while engaged with the Company belongs solely to the Company and that Independent Contractor cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon termination of the relationship with the Company or upon the Company’s request at any other time, Independent Contractor will immediately deliver to the Company, and will not keep in Independent Contractor’s possession (or custody or control), recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Electronic Media Equipment and Electronic Media Systems that were provided to Independent Contractor by or that Independent Contractor used on behalf of the Company, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such information, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions or copies of any of the foregoing items including, without limitation, those records maintained pursuant to Section 7.D.

C. Return of Company Information on Company Electronic Media Equipment. In connection with Independent Contractor’s obligation to return information to the Company, Independent Contractor agrees that Independent Contractor will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained in Company Electronic Media Equipment before Independent Contractor returns the information or property to the Company.

D. Return of Company Information on Personal Electronic Media Equipment or Personal Electronic Media Systems. If Independent Contractor has used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare, or transmit any Company information, including, but not limited to, Inventions and Company Confidential Information, Independent Contractor agrees to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and, if Independent Contractor locates such information, Independent Contractor agrees to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. Independent Contractor agrees to cooperate reasonably with the Company to verify that the necessarycopying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, Independent Contractor agree to delete and expunge all Company information.

10. No Expectation of Privacy in Company Property; Audit.

A.  Privacy. Independent Contractor understands that it has no expectation of privacy in Company property, and Independent Contractor agrees that any Company property is subject to inspection by Company personnel at any time with or without further notice. Independent Contractor acknowledges that Independent Contractor has no reasonable expectation of privacy in any Company Electronic Media Equipment or Company Electronic Media Systems. All information, data, and messages created, received, sent, or stored in Company Electronic Media Equipment or Company Electronic Media Systems are, at all times, the property of the Company.

B. Audit. The Company has the right to audit and search all such items and systems, without further notice to Independent Contractor, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. Independent Contractor understands that Independent Contractor is not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that Independent Contractor shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. Independent Contractor understands that it is Independent Contractor’s responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which Independent Contractor may have access in connection with Independent Contractor’s relationship with the Company.

11. Solicitation of Employees, Independent Contractors, and Other Parties. Independent Contractor acknowledges that the Company’s Confidential Information includes information relating to the Company’s employees, independent contractors, customers and others, and Independent Contractor will not use or disclose such Confidential Information except as authorized by the Company in advance in writing. Independent Contractor further agrees as follows:

A. Employees, Independent Contractors. During the term of the relationship with the Company, and for a period of 12 months immediately following the termination of the relationship with the Company for any reason, whether with or without cause, Independent Contractor shall not, directly or indirectly, solicit any of the Company’s employees or other independent contractors for the purpose of diverting them from ongoing engagements with Company. Passive receipt of applications, referrals, or unsolicited inquiries shall not constitute solicitation.

B. Other Parties. During the Term of the relationship with the Company, Independent Contractor will not influence any of the Company’s clients, licensors, licensees, or customers from purchasing Company products or services or solicit or influence or attempt to influence any client, licensor, licensee, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution, or other entity in competition with the business of the Company.

12. Indemnification.

A. The Indemnifying Party shall indemnify, defend, and hold harmless the Indemnified Party from and against any and all third-party claims, demands, actions, losses, damages, liabilities, costs, and expenses, including reasonable attorneys’ fees and other legal expenses, to the extent arising out of or resulting from: (i) any negligent, reckless, or willfully wrongful act or omission of the Indemnifying Party or its employees, contractors, agents, or representatives in connection with this Agreement; (ii) any breach by the Indemnifying Party of any covenant, representation, or obligation under this Agreement; (iii) the Indemnifying Party’s failure to perform its obligations under this Agreement in compliance with applicable laws, rules, or regulations; or (iv) any allegation that the Indemnifying Party’s deliverables, inventions, or materials provided under this Agreement infringe, misappropriate, or otherwise violate a third party’s intellectual property or other proprietary rights.

B. Notwithstanding the foregoing, an Indemnifying Party shall have no obligation to indemnify to the extent that a claim arises from (i) the negligence, willful misconduct, or material breach of the Indemnified Party, or (ii) the Indemnified Party’s use of deliverables outside the scope of rights granted under this Agreement or in violation of applicable law.

C. To the fullest extent permitted by law, the Company shall indemnify Independent Contractor for acts taken in good faith within the scope of the Services, on terms no less favorable than those provided to senior executives of the Company.

13. Limitation of Liability. To the maximum extent permitted by applicable law, in no event shall either party be liable to the other party or to any third party for any indirect, incidental, special, exemplary, or consequential damages, or for any loss of profits, revenue, business, or goodwill, arising out of or relating to this Agreement, whether based in contract, tort (including negligence), strict liability, or any other theory of liability, even if such Party has been advised of the possibility of such damages and notwithstanding the failure of the essential purpose of any limited remedy. Except for liability arising from (i) a party’s gross negligence or willful misconduct, (ii) a party’s indemnification obligations under this Agreement, or (iii) a party’s breach of its confidentiality or intellectual property obligations (to the extent such exclusions are permitted by law), each party’s total aggregate liability arising out of or relating to this Agreement shall not exceed the total amounts paid or payable by the Company to the Independent Contractor under this Agreement for the services or deliverables giving rise to such liability.

14. Independent Contractor. Independent Contractor’s relationship with the Company will be that of an independent contractor and not that of an employee.

A. Method of Provision of Services. Independent Contractor shall be solely responsible for determining the method, details and means of performing the Services. Independent Contractor may, at Independent Contractor’s own expense, employ or engage the services of such employees, subcontractors, partners, or agents, as Independent Contractor deems necessary to perform the Services (collectively, the “Assistants”). The Assistants are not and shall not be employees of the Company, and Independent Contractor shall be responsible for the proper performance of the Services by the Assistants such that the results are satisfactory to the Company. Independent Contractor shall expressly advise the Assistants of the terms of this Agreement and shall require each Assistant to execute and deliver to the Company a Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”). In no event shall any of the Services be performed for the Company at the facilities of a third party or using the resources of a third party.

B. No Authority to Bind Company. Independent Contractor acknowledges and agrees that Independent Contractor and its Assistants have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

C. No Benefits. Independent Contractor acknowledges that Independent Contractor and Assistants shall not be eligible for any Company employee benefits and, to the extent Independent Contractor otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Independent Contractor (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

D. Taxes; Indemnification. Independent Contractor shall have full responsibility for all applicable taxes for all compensation paid to Independent Contractor or its Assistants under this Agreement, including any withholding requirements that apply to any such taxes, and for compliance with all applicable labor and employment requirements with respect to Independent Contractor’s self-employment, sole proprietorship or other form of business organization, and with respect to the Assistants, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements. Independent Contractor agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties or interest with respect to such taxes, labor or employment requirements, including any liability for, or assessment of, taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Independent Contractor, so long as such claims or penalties are due to the direct action or inaction by the Independent Contractor, or its Assistants or any liability related to the withholding of such taxes, or for any labor proceeding initiated by the Independent Contractor (if an individual), its employees, contractors or agents in any jurisdiction.

15. Miscellaneous.

A. Governing Law, Forum. The laws of the United States of America and the State of Delaware govern all matters arising out of or relating to this Agreement without giving effect to any conflict of law principles.

B. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings, and agreements, whether oral or written, between them relating to the subject matter hereof.

C. Section 409A. This Agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code. The parties intend that payments under this Agreement qualify for the invoicing exception or short-term deferral exemption under Section 409A. This Agreement shall be interpreted and administered in a manner consistent with Section 409A.

D. Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

E. Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators, and legal representatives. Neither party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of other party.

F. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

G. Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable to any extent in any context, the validity and force of the remainder of this Agreement shall not be affected. The Company and Independent Contractor have attempted to limit Independent Contractor’s right to use, maintain and disclose the Company’s Confidential Information, and to limit Independent Contractor’s right to solicit employees and customers only to the extent necessary to protect the Company from unfair competition. Should a court of competent jurisdiction determine that the scope of the covenants contained in this Agreement exceeds the maximum restrictiveness such court deems reasonable and enforceable, the parties intend that the court should reform, modify and enforce the provision to such narrower scope as it determines to be reasonable and enforceable under the circumstances existing at that time. In the event that any court or government agency of competent jurisdiction determines in a final judgment that, notwithstanding the terms of this Agreement specifying Independent Contractor’s relationship with the Company as that of an independent contractor, Independent Contractor’s provision of Services to the Company is not as an independent contractor but instead as an employee under the applicable laws, then solely to the extent that such determination is applicable, references in this Agreement to the relationship between Independent Contractor and the Company shall be interpreted to include an employment relationship, and this Agreement shall not be invalid and unenforceable but shall be read to the fullest extent as may be valid and enforceable under the applicable laws to carry out the intent and purpose of this Agreement.

H. Remedies. Independent Contractor acknowledges that violation of this Agreement by Independent Contractor may cause the Company irreparable harm, and therefore that the Company will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, where such a bond or security is required, that a US$1,000 bond will be adequate), in addition to and without prejudice to any other rights or remedies that the Company may have for a breach of this Agreement.

I. Voluntary Execution. Independent Contractor certifies and acknowledges that Independent Contractor has carefully read all the provisions of this Agreement, that Independent Contractor understands and has voluntarily accepted such provisions, and that Independent Contractor will fully and faithfully comply with such provisions.

J. Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

K. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

L. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law by email or any other electronic means. Independent Contractor hereby consents to (i) conduct business electronically, (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows]

The parties have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date first above written.

NEUPHORIA THERAPEUTICS, INC.

By:
Alan D. Fisher
Chairman of the Board of Directors
Date:

INDEPENDENT CONTRACTOR

Spyridon “Spyros” Papapetropoulos
Address: Weston, MA 02493
Date:

EXHIBIT A

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP
EXCLUDED UNDER SECTION 5

The following is a list of all Inventions that, as of the Effective Date: (A) have been created by or on behalf of Independent Contractor, and/or (B) are owned exclusively by Independent Contractor or jointly by Independent Contractor with others or in which Independent Contractor has an interest, and that relate in any way to any of the Company’s actual or proposed businesses, products, services, or research and development, and which are not assigned to the Company hereunder:

Title	Date	Identifying Number or Brief Description

Except as indicated above on this Exhibit C, Independent Contractor has no inventions, improvements, or original works to disclose pursuant to Section 5 of this Agreement.

___ Additional sheets attached

Spyridon “Spyros” Papapetropoulos

Date: